UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

UNDER ARMOUR, INC.
(Exact name of registrant as specified in its charter)

Maryland	52-1990078
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1020 Hull Street, 3 rd Floor, Baltimore, Maryland	21230
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Class A Common Stock, par value $0.0003-1/3	New York Stock Exchange, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. x

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates:                                              (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None

(Title of class)

(Title of class)

Item 1. Description of Registrant’s Securities to be Registered.

A description of the Registrant’s Class A Common Stock, par value $0.0003-1/3 per share, is set forth under “Description of Capital Stock” in the Registrant’s Registration Statement on Form S-1 (Registration No. 333-133951), which was originally filed with the Securities and Exchange Commission on May 9, 2006, as amended (the “Registration Statement”), including the prospectus related to the Registration Statement filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which description is incorporated herein by reference.

Item 2. Exhibits.

99.1. Articles of Amendment and Restatement (incorporated by reference to Exhibit 3.01 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2005) (Commission File No. 000-51626).

99.2. Second Amended and Restated By-Laws (incorporated by reference to Exhibit 3.02 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2005) (Commission File No. 000-51626).

99.3. Form of Certificate of Common Stock of Under Armour, Inc. (incorporated by reference to Exhibit 4.01 of Amendment No. 3 to the Company’s Registration Statement on Form S-1 filed on November 15, 2005) (Registration No. 333-127856).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

UNDER ARMOUR, INC.

Date: December 8, 2006	By:	/s/ WAYNE A. MARINO
Wayne A. Marino Executive Vice President and Chief Financial Officer